Exhibit 99.1

CMS Grants New Technology Add-on Payment to DIFICID® for Treatment of Clostridium difficile-associated Diarrhea

Add-on Payment to Provide Additional Medicare Reimbursement up to 50% of the Cost of DIFICID Prescribed in Inpatient Setting

Webcast and Conference Call to be Held August 2 at 9:00 a.m. Eastern Time

SAN DIEGO, August 2, 2012 — Optimer Pharmaceuticals, Inc. (Nasdaq: OPTR) today announced that the Centers for Medicare & Medicaid Services (CMS) has granted a new technology add-on payment (NTAP) for DIFICID® tablets administered in the inpatient setting to treat Clostridium difficile-associated diarrhea (CDAD). Introduced in 2001, the CMS NTAP program is designed to support timely access of innovative therapies used to treat Medicare beneficiaries in the inpatient setting. The NTAP program is only available to new technologies demonstrating a substantial clinical improvement and meeting specific cost thresholds. The NTAP payment will provide hospitals with a payment, in addition to the standard-of-care DRG reimbursement, of up to 50% of the cost of DIFICID for a period of two to three years, effective in the fiscal year starting on October 1, 2012.  For 2013, CMS has assigned a maximum payment of $868.00. The NTAP payment is available to hospitals only for individual patient cases that are more costly than the average DRG charges.

In the final rule concerning Hospital Inpatient Prospective Payment Systems and Fiscal Year 2013, (scheduled for publication in the Federal Register on August 31, 2012), CMS states that: “After reviewing the totality of the evidence and the public comments we received, we agree with the commenters that DIFICID® (Fidaxomicin) represents a substantial clinical improvement over existing technologies. We believe that DIFICID represents a treatment option with the potential to decrease hospitalizations and physician office visits, and reduce the recurrence of CDAD, as well as to improve the quality of life for patients who have been diagnosed with CDAD.” Additional information on the final rule and its discussion of NTAP and DIFICID can be found at: http://www.ofr.gov/inspection.aspx?AspxAutoDetectCookieSupport=1.

“The new technology add-on payment is important to enhancing the Medicare population’s access to innovative treatments in the hospital in-patient setting, and we expect the additional reimbursement for DIFICID through the NTAP program will help defray the incremental cost of DIFICID borne by hospitals,” said Pedro Lichtinger, President and CEO of Optimer Pharmaceuticals. “The aggregate hospital costs for all C. difficile infections in the U.S. exceed $8 billion. It’s clear that CDAD, the most common symptom of CDI, has become a serious burden on the health care system.”

About Clostridium difficile-associated Diarrhea (CDAD)

Clostridium difficile infection (CDI) is a serious illness resulting from infection of the inner lining of the colon by C. difficile bacteria, which produce toxins that cause inflammation of the colon, severe diarrhea and, in the most serious cases, death. Clostridium difficile-associated diarrhea is the most common symptom of CDI. In recent years, C. difficile has surpassed methicillin-resistant Staphylococcus aureus (MRSA) as the leading cause of healthcare-acquired infections in community hospitals. Patients typically develop CDAD from the use of broad-spectrum antibiotics that disrupt normal gastrointestinal (gut) flora, possibly allowing C. difficile bacteria to flourish.

The incidence, mortality and medical care costs of CDI have reached historic highs.  Over the past decade, the incidence of CDI has increased five-fold in North America and eight-fold in the elderly. CDI is a significant burden on the U.S. healthcare system. In 2009, the aggregate cost for all CDI stays in hospitals was $8.2 billion, or 2.3% of all hospital costs in the U.S. In the same year, 2009, the Medicare system was responsible for about 230,000 hospital based cases of CDI.

About DIFICID® (fidaxomicin) Tablets

DIFICID is the first macrolide antibacterial drug indicated for Clostridium difficile-associated diarrhea (CDAD) to be approved in over 25 years in the U.S.  It is indicated for the treatment of CDAD in adults 18 years of age or older. DIFICID is administered in 200 mg tablets given orally twice daily.

Important Safety Information for DIFICID

DIFICID should not be used for systemic infections. Only use DIFICID for infection proven or strongly suspected to be caused by C. difficile. Prescribing DIFICID in the absence of a proven or strongly suspected C. difficile infection is unlikely to provide benefit to the patient and increases the risk of the development of drug resistant bacteria. The most common adverse reactions are nausea (11%), vomiting (7%), abdominal pain (6%), gastrointestinal hemorrhage (4%), anemia (2%) and neutropenia (2%).

Please visit www.DIFICID.com or call 855-DIFICID (343-4243) for full prescribing information for DIFICID.

Conference Call and Webcast

Optimer will host a conference call and webcast on August 2 to discuss the new technology add-on payment at 9:00 a.m. Eastern time (6:00 a.m. Pacific time).

The conference call may be accessed by dialing (877) 280-7280 for domestic callers and +1 (678) 825-8232 for international callers. Please specify to the operator that you would like to join “Optimer’s Conference Call.”  The conference call will be webcast live under the Investors section of Optimer’s website at www.optimerpharma.com, where it will be archived for 30 days following the call.

About Optimer Pharmaceuticals

Optimer Pharmaceuticals, Inc. is a global biopharmaceutical company focused on developing and commercializing innovative hospital specialty products that have a positive impact on society. Optimer developed DIFICID® (fidaxomicin) tablets, an FDA-approved macrolide antibacterial drug for the treatment of Clostridium difficile-associated diarrhea (CDAD) in adults 18 years of age and older and is commercializing DIFICID in the US and Canada. Optimer also received marketing authorization for fidaxomicin tablets in the European Union where its partner, Astellas Pharma Europe, is commercializing fidaxomicin under the trade name DIFICLIR™. The company is exploring marketing authorization in other parts of the world where C. difficile has emerged as a serious health problem, including Asia. Additional information can be found at http://www.optimerpharma.com.

Forward-Looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation statements related to Optimer’s expectations regarding patient access to DIFICID, future sales and adoption of DIFICID, reimbursement of DIFICID, and the impact of Centers for Medicare & Medicaid Services’ (CMS)new technology add-on payment (NTAP) program. Words such as “believes”, “would”, “anticipates”, “plans”, “expects”, “may”, “intend”, “will”, and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release and Optimer undertakes no obligation to update or revise these statements, except as may be required by law. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to: the extent to which hospitals will take advantage of the NTAP program with respect to DIFICID, Optimer’s ability to continue driving adoption and use of DIFICID, whether healthcare professionals will prescribe DIFICID, the extent to which DIFICID will be accepted on additional hospital formularies and the timing of hospital formulary decisions, and other risks detailed in Optimer’s filings with the Securities and Exchange Commission.

Contacts

Optimer Pharmaceuticals, Inc.

David Walsey, VP of Investor Relations and Corporate Communications

858-964-3418

Canale Communications

Jason I. Spark, Senior Vice President

619-849-6005

OPTIMER and DIFICID are trademarks of Optimer Pharmaceuticals, Inc. All other trademarks are the property of their respective owners.